Exhibit 10.22.1

RATE DESIGN AND FUNDS DISBURSEMENT

AGREEMENT

RATE DESIGN AND FUNDS DISBURSEMENT AGREEMENT

This Rate Design and Funds Disbursement Agreement (this "Disbursement Agreement"), effective as of the Operations Date (the "Effective Date") is made and entered into by and among Bangor Hydro-Electric Company; Town of Braintree Electric Light Department; Boston Edison Company, Cambridge Electric Light Company, Canal Electric Company, and Commonwealth Electric Company; Central Maine Power Company; Central Vermont Public Service Corporation; Connecticut Municipal Electric Energy Cooperative; The City of Holyoke Gas and Electric Department; Florida Power & Light Company; Green Mountain Power Corporation; Massachusetts Municipal Wholesale Electric Company; New England Power Company; New Hampshire Electric Cooperative, Inc.; Northeast Utilities Service Company as agent for: The Connecticut Light and Power Company, Western Massachusetts Electric Company, Holyoke Power and Electric Company; Holyoke Water Power Company; and Public Service Company of New Hampshire; Town of Norwood Municipal Light Department; Town of Reading Municipal Light Department; Taunton Municipal Lighting Plant; The United Illuminating Company; Unitil Energy Systems, Inc. and Fitchburg Gas and Electric Light Company; Vermont Electric Cooperative, Inc; and Vermont Electric Power Company, Inc (herein collectively referred to as the "Initial Participating Transmission Owners"), along with the Vermont Public Power Supply Authority, Vermont Transco LLC and any Additional Participating Transmission Owners or Independent Transmission Companies (as defined in that Transmission Operating Agreement ("TOA") between the Initial Participating Transmission Owners and the ISO New England Inc. ("ISO")). The Initial Participating Transmission Owners, the Additional Participating Transmission Owners, and the Independent Transmission Companies are collectively referred to herein as the "Transmission Companies" and individually each is referred to as a "Transmission Company". All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the TOA.

RECITALS

WHEREAS, each of the Transmission Companies owns and/or operates certain transmission facilities that are interconnected with the transmission facilities of certain other Transmission Companies within the transmission system operated by the ISO, or otherwise provides transmission service within the New England Transmission System;

WHEREAS, the ISO is a regional transmission organization ("RTO") authorized by the Federal Energy Regulatory Commission ("FERC") to exercise the functions required of RTOs pursuant to FERC's Order No. 2000 and FERC 's RTO regulations;

WHEREAS, each of the PTOs has entered into the TOA with the ISO, and any ITC will enter into an ITC Agreement with the ISO, whereby the ISO will be the regional transmission provider under the ISO Open Access Transmission Tariff ("ISO OATT") of transmission services over the Transmission Facilities of the Transmission Companies ("Transmission Service");

WHEREAS, the ISO shall invoice transmission customers for regional Transmission Services and remit payments for Invoiced Amounts to the Transmission Companies in accordance with the TOA;

WHEREAS, the Transmission Companies wish to establish the procedures for disbursing to each Transmission Company its proper allotment of the Invoiced Amounts; and

WHEREAS, the Transmission Companies also wish to establish the procedure for reaching agreement on joint Transmission Company filings relating to rate design and other provisions of the ISO OATT under Section 205 of the Federal Power Act ("Section 205").

NOW, THEREFORE, in consideration of the promises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of the Transmission Companies agrees as follows:

Article I.

JOINT TRANSMISSION COMPANY FILINGS UNDER SECTION 205

Section 1.01

Application Authority. As more fully set forth in Sections, 2.05(a), 3.03(d) and 3.04(b) of the TOA and as may be set forth in comparable provisions of one or more ITC Agreements, the Transmission Companies, acting jointly, shall have the authority to submit filings under Section 205 to amend pro forma interconnection agreements, to establish and amend pro forma Local Service Agreements, and to establish and to revise the design of the rates and charges for service provided by the Transmission Companies collectively pursuant to which the revenue requirements for all facilities of the Transmission Companies used for the provision of Transmission Service are recovered ("Regional Transmission Service"). The Transmission Companies may also elect, through the joint exercise of the individual filing rights set forth in Section 3.04(a) of the TOA and as may be set forth in comparable provisions of one or more ITC Agreements to submit joint filings under Section 205 to establish common terms and conditions applicable to Local Service provided by some or all of the Transmission Companies. Collectively, all of the joint Section 205 filings described in this Section 1.01 shall be referred to hereafter as "Joint Transmission Company Filings".

Section 1.02

Agreement to Joint Transmission Company Filings.

(a)

Those Transmission Companies supporting a proposed Joint Transmission Company Filing will be authorized to make a joint Section 205 filing upon a vote of the Transmission Companies approving such a filing that satisfies each of the following criteria:

(i)

Transmission Companies shall have cast Individual Votes in favor of such a proposed Section 205 filing in a number equal to or greater than sixty-five (65) percent of the aggregate Individual Votes of all the Transmission Companies at the time of voting;

(ii)

A number of Non-Affiliated Transmission Companies that have Supporting Votes that are equal to either (x) fifty percent (50%) of all Non-Affiliated Transmission Companies or (y) four (whichever is less) shall have cast votes in favor of such a proposed Joint Transmission Company Filing; and

(iii)

The negative vote of a single PTO with Individual Votes equal to thirty-five (35) but not more than fifty (50) percent of the aggregate Individual Vote of the Transmission Companies shall not cause the filing to be disapproved by the Transmission Companies if the combined Individual Votes of the Transmission Companies voting in favor of the filing are equal to or greater than ninety-five (95) percent of the Individual Votes of all the remaining Transmission Companies. The negative vote of a single PTO with Individual Votes greater than fifty (50) percent of the aggregate Individual Votes of the Transmission Companies voting shall cause the filing to be disapproved by the Transmission Companies.

(b)

"Non-Affiliated Transmission Companies" as used in this Disbursement Agreement shall mean two or more Transmission Companies that are not Affiliates, as defined in the TOA.

(c)

During the Moratorium Period established in Section 3.04(h) of the TOA, the Transmission Companies shall not submit a filing under Section 205 of the Federal Power Act to modify provisions or schedules of the ISO OATT, including Schedules 9, 11, or 12 of the ISO OATT (or any successor schedules thereto), in a manner that would modify:

(i)

the split between PTF and Non-PTF Transmission Facilities in effect prior to the Operations Date for purposes of allocating costs to Transmission Customers.

(ii)

the methodology by which the costs of Transmission Upgrades related to generator interconnections are regionally allocated; or

(iii)

the methodology by which the costs of New Transmission Facilities and Transmission Upgrades are regionally allocated under the ISO OATT.

(d)

The PTO Administrative Committee shall, on the joint behalf of the Transmission Companies, give notice to the ISO of Transmission Company meetings and agendas related to rate design filings. For purposes of taking actions under this Disbursement Agreement, a Transmission Company that is an ITC shall have the right to participate in the PTO Administrative Committee under the same terms and conditions as a Participating Transmission Owner. Any meetings of the PTO Administrative Committee or votes taken by the Transmission Companies for purposes of taking actions under this Disbursement Agreement shall be subject to the scheduling, notice, quorum and other requirements set forth in Schedule 11.04 of the TOA.

(i)

the split between PTF and Non-PTF Transmission Facilities in effect prior to the Operations Date for purposes of allocating costs to Transmission Customers;

(e)

Each Transmission Company, including each participating ITC, if any, reserves the right to protest or file a complaint concerning any Section 205 filing made pursuant to this Agreement.

Article II.

FUNDS DISBURSEMENT

Section 2.01

Disbursement of Transmission Revenues. The Transmission Companies agree that payments made to the ISO for Invoiced Amounts shall be divided among the Transmission Companies in accordance with this Section 2.01. For the purposes of this Section 2.01, capitalized terms used herein and not otherwise defined herein or in the TOA shall have the meanings assigned to such terms in the ISO OATT as in effect as of the Effective Date, or as may be amended from time to time in Section 205 filings submitted by the Transmission Companies pursuant to Section 1.02(a) and approved or accepted by FERC.

(a)

Regional Network Service. The revenues received by the ISO for Regional Network Service shall be distributed to the Transmission Companies owning or supporting PTF in proportion to their respective Annual Transmission Revenue Requirements for PTF, as determined in accordance with the ISO OATT, provided that with respect to VELCO, the revenues distributed for Regional Network Service will not only include distribution for VELCO's PTF in proportion to their respective PTF Annual Transmission Revenue Requirements, but will also include distribution for HTF in proportion to these respective HTF Annual Transmission Revenue Requirements, to the extent such revenue requirements are included in the RNS rate pursuant to the ISO Tariff, further provided that VELCO shall redistribute such HTF revenues to the transmission owners of the HTF in accordance with an agreement between VELCO and the transmission owners of the HTF.

(b)

Through or Out Service Revenues The revenues received by the ISO for Through or Out Service shall be distributed among the Transmission Companies owning PTF and HTF on the basis of allocated flows for the transaction determined in accordance with the methodology specified in Exhibit A to this Disbursement Agreement, provided that VELCO shall redistribute such Through or Out Service revenues to the transmission owners of the HTF in accordance with an agreement between VELCO and the transmission owners of the HTF.

(c)

Scheduling, System Control and Dispatch Service Payments. The revenues received by the ISO pursuant to Schedule 1 of the ISO OATT as in effect from time to time or, if Schedule 1 ceases to exist, the successor to Schedule 1, to cover the expenses incurred by Transmission Companies for providing Scheduling, System Control and Dispatch Service for transmission service over the PTF shall be allocated each month among the Transmission Companies whose Local Control Center costs or other costs are reflected in the computation of the surcharge for the service in proportion to the costs for each which are reflected in the computation of the surcharge.

(d)

Redirection of Erroneous Payments. To the extent that any Transmission Company receives payments due to another Transmission Company under the terms of this Section 2.01, such Transmission Company shall redirect such misdirected payments to the appropriate Transmission Company as soon after discovery of the misdirected payments as practicable, together with an amount equal to the interest accruing on such misdirected payment from the date of receipt of such payment to the date payment is redirected to the proper recipient at a rate equal to the Overnight Funds Rate for the applicable period; provided, however, that if a Transmission Company fails to redirect any such misdirected payment within thirty (30) days following the date of discovery by such Transmission Company of such misdirected payment, such Transmission Company shall pay to the proper recipient of the payment, in addition to the amount of such misdirected payment, an amount equal to the interest accruing on such misdirected payment from the date of receipt of such payment at a rate equal to the applicable Prime Rate plus three percent per annum. Such Transmission Company shall also provide the proper recipient with notification of the erroneous payments within five (5) business days of discovery of the mispayment. For purposes of this Section 2.01(d), the "Overnight Funds Rate" shall mean the inter-bank overnight funds rate.

(e)

In the event that the Transmission Companies are required by a Governmental Authority to issue a refund or refunds of such rates and charges, each Transmission Company shall remit its respective share of the refunds, as determined in accordance with the ISO Tariff and the order of the Governmental Authority, to the ISO.

(f)

Application of this Section 2.01. Each Transmission Company shall direct any questions or requests for clarification concerning the application or interpretation of this Section 2.01 to the PTO Administrative Committee (or such subcommittee as the PTO Administrative Committee shall designate for such purpose) and the directions of the PTO Administrative Committee shall be binding on all parties to this Agreement. The PTO Administrative Committee (or such subcommittee as the PTO Administrative Committee shall designate for such purpose) shall also respond to any ISO questions or requests for clarification concerning the application or interpretation of this Section 2.01; provided further that the ISO shall be able to rely upon the decision of the PTO Administrative Committee unless and until it receives notification from the PTO Administrative Committee of reversal of such direction by any Governmental Authority with jurisdiction over this Agreement.

Article III.

MISCELLANEOUS

Section 3.01

This Disbursement Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any Independent Transmission Companies ("ITCs") formed by a Participating Transmission Owner to the extent the Participating Transmission Owner elects to assign any of its rights and responsibilities hereunder to such an ITC, and no other Persons shall have any rights herein. No transferee, successor or assign of any Participating Transmission Owner shall have any rights hereunder until notice and evidence of such transfer, succession or assignment has been provided to the Trustee and to the other Transmission Companies.

Section 3.02

This Disbursement Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all counterparts together shall constitute one and the same instrument. Signatures sent to the other parties by: (a) personal delivery thereof, including by a recognized next-day courier service; (b) certified United States mail, postage prepaid, return receipt requested; or (c) facsimile transmission shall be binding as evidence of acceptance of the terms hereof by such signatory party

Section 3.03

Any notice, statement, or other communication which is required or permitted hereunder shall be in writing and shall be sufficient in all respects if delivered personally or by certified United States mail, postage prepaid, return receipt requested, or by facsimile or by a recognized next-day courier service, in each case addressed to each Transmission Company at its address set forth in Exhibit B. The address of a Transmission Company may be changed from time to time by giving notice in the manner prescribed in this paragraph. All such notices or communications will be effective (i) upon mailing or transmission, if mailed or sent by facsimile, (ii) upon receipt, if personally delivered, and (iii) on the first Business Day following the date of dispatch, if delivered by a nationally recognized next-day courier service.

Section 3.04

This Disbursement Agreement shall be governed by and construed in accordance with the laws of the District of Columbia, including all matters of construction, validity and performance without regard to the conflicts-of-laws provisions thereof.

Section 3.05

If any one or more provisions in this Disbursement Agreement, for any reason, shall be determined to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Disbursement Agreement shall not be in any way impaired.

Section 3.06

No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or power or of any other right or power. The waiver by any party of a breach of any provision of this Disbursement Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. Except as otherwise expressly provided herein, all rights and remedies existing under this Disbursement Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

Section 3.07

This Disbursement Agreement shall only be subject to modification or amendment as follows; provided, however, that no amendment that would or could be expected to affect a Transmission Company in a manner which is more adverse than its effect on other Transmission Companies shall be effective with respect to the more adversely affected PTO without the prior written consent of such PTO, and further provided that no amendment to Section 2.01 of this Disbursement Agreement that would or could be expected to increase the risk of a PTO's recovery of its revenue requirements shall be effective with respect to such PTO without the express consent of such PTO.

(a)

Agreement to Amendment of Articles II and III of this Disbursement Agreement. The Transmission Companies will be deemed to have agreed to an amendment to Articles II and III of this Disbursement Agreement upon a vote of the Transmission Companies that satisfies each of the following criteria:

(i)

Transmission Companies shall have cast Individual Votes in favor of such amendment in a number equal to or greater than sixty-five (65) percent of the aggregate Individual Votes of all the Transmission Companies at the time of voting;

(ii)

A number of Non-Affiliated Transmission Companies that have Supporting Votes that are equal to either (x) fifty percent (50%) of all Non-Affiliated Transmission Companies or (y) four (whichever is less) shall have cast votes in favor of such an amendment; and

(iii)

The negative vote of a single Transmission Company with Individual Votes equal to thirty-five (35) but not more than fifty (50) percent of the aggregate Individual Vote of the Transmission Companies shall not cause the amendment to fail if the combined Individual Votes of the Transmission Companies voting in favor of the filing are equal to or greater than ninety-five percent (95) of the Individual Votes of all the remaining Transmission Companies. The negative vote of a single Transmission Company with Individual Votes greater than fifty (50) percent of the aggregate Individual Votes of the Transmission Companies voting shall cause the amendment to fail.

(b)

Agreement to Amendment of Article I of this Disbursement Agreement. The Transmission Companies will be deemed to have agreed to an amendment to Article I of this Disbursement Agreement upon a vote of the Transmission Companies that satisfies each of the following criteria:

(i)

Transmission Companies shall have cast Individual Votes in favor of such amendment in a number equal to or greater than ninety-five (95) percent of the aggregate Individual Votes of all the Transmission Companies at the time of voting; and

(ii)

A number of Non-Affiliated Transmission Companies that have Supporting Votes that are equal to either (x) seventy percent (70%) of all Non-Affiliated Transmission Companies or (y) five (whichever is less) shall have cast votes in favor of such an amendment.

Section 3.08

This Disbursement Agreement contains the entire agreement among the Transmission Companies with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral.

Section 3.09

The rights of the parties under this Disbursement Agreement are unique and each party hereto acknowledges that the failure of a party to perform its obligations hereunder would irreparably harm the other parties hereto. Accordingly, the parties shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

Section 3.10

No Transmission Company shall be liable to another Transmission Company for any incidental, indirect, special, exemplary, punitive or consequential damages, including lost revenues or profits,

arising from an alleged breach of this Agreement, even if such damages are foreseeable or the damaged Transmission Company has advised such Transmission Company of the possibility of such damages and regardless of whether any such damages are deemed to result from the failure or inadequacy of any exclusive or other remedy.

Section 3.11

This Disbursement Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto and their successors or permitted assigns.

Section 3.12

Neither this Disbursement Agreement nor any part hereof shall be assigned by any Transmission Company hereto except: (i) to an affiliated corporation of such Transmission Company, provided that such affiliated corporation shall assume the liabilities of such Transmission Company hereunder and that such transfer shall not operate to relieve such Transmission Company of its liabilities hereunder; (ii) to any Person to whom any or all of such Transmission Company's interest in Transmission Facilities or right to operate such Transmission Facilities is transferred, including an ITC, provided that such transferee shall assume the liabilities of the Transmission Company hereunder; (iii) to any corporation which succeeds to substantially all of the assets of the Transmission Company by acquisition, merger or consolidation and which assumes all of the Transmission Company's obligations and liabilities hereunder; or (iv) to any other Transmission Company, provided that such transferee Transmission Company shall assume the liabilities of the transferor Transmission Company hereunder. The Transmission Company's successors and assigns shall agree to be bound by the terms of this Disbursement Agreement except that a Transmission Company's successors and assigns shall not be required to be bound by any obligations hereunder to the extent that the Transmission Company has agreed to retain such obligations.

Section 3.13

Each of the parties hereto agrees to cooperate with the other parties hereto in effectuating this Disbursement Agreement and to execute and deliver such further documents or instruments and to take such further actions as shall be reasonably requested in connection therewith.

Section 3.14

Additional Participating Transmission Owners and any ITC that is a successor to the rights and responsibilities of a Transmission Company with respect to some or all of such Transmission Company's Transmission Facilities may become parties to this Disbursement Agreement without any amendment to this Disbursement Agreement pursuant to Section 3.07 or any consent or approval of the other Transmission Companies.

Section 3.15

To the extent that this Disbursement Agreement imposes additional obligations or requirements on any Transmission Company relating to subject matters set forth in the TOA, the Transmission Companies agree to be bound by this Disbursement Agreement.

Section 3.16

In the event of any dispute among the Transmission Companies concerning the interpretation of this Disbursement Agreement, the Transmission Companies agree to engage in good faith negotiations to resolve such disputes; provided that nothing in this Disbursement Agreement shall limit the right of any Transmission Company to submit questions of interpretation of this Disbursement Agreement to FERC or a court or agency with jurisdiction over this Disbursement Agreement upon the conclusion of such negotiations.

Section 3.17

If a Transmission Company withdraws from or terminates the TOA, then such Transmission Company shall be deemed to have withdrawn from or terminated this Agreement at such time as its withdrawal from or termination of the TOA becomes effective.

Section 3.18

It is not the intention of this Agreement or of the Transmission Companies thereto to confer a third party beneficiary status or rights of action upon any Person or entity whatsoever other than the Transmission Companies and nothing contained herein, either express or implied, shall be construed to confer upon any Person or entity other than Transmission Companies any rights of actions or remedies either under this Agreement or in any manner whatsoever.

Section 3.19

The Transmission Companies do not intend by this Agreement to create, nor does this Agreement constitute, a joint venture, association, partnership, corporation or an entity taxable as a corporation or otherwise. No express or implied term, provision or condition of this Agreement shall be deemed to constitute the Transmission Companies as partners or joint venturers.

Section 3.20

Absent the agreement of the Transmission Companies to any amendment of this Disbursement Agreement pursuant to Section 3.07 hereof, the standard of review for changes to this Disbursement Agreement proposed by a Transmission Company, a non-party or the Federal Energy Regulatory Commission acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956)

IN WITNESS WHEREOF, the parties hereto have caused their respective hands and seals to be set hereto with the intention of being bound effective in all respects as of the date and year first herein above written.

____________________________	____________________________
Signature	Party

____________________________
Title of Signatory

EXHIBIT A

Methodology for Determination of Transmission Flows

All capitalized terms used in this Exhibit A and not otherwise defined in this Exhibit A shall have the meanings assigned to such terms in the TOA or, to the extent not defined in the TOA, the ISO OATT.

The methodology for determining parallel path transmission flows to be used in determining the distribution of revenues received for Through or Out Service is as follows, and shall be determined on the basis of the flows for the particular transaction ("Transaction Flows") for the purpose of allocating revenues from the furnishing of Through or Out Service:

A.

Responsibility for Calculations. The calculation of megawatt mile allocations in accordance with this methodology shall be performed under the direction of the PTO Administrative Committee (or such subcommittee as the PTO Administrative Committee shall designate for such purpose).

B.

Periodic Review. Calculations of MW-Mile allocations shall be performed whenever significant changes to the transmission system load flows, as determined by the PTO Administrative Committee (or such subcommittee as the PTO Administrative Committee shall designate for such purpose), occur.

C.

Facilities Included in the Analysis

1.

Transmission Lines. A calculation of MW-miles shall be determined for all PTF and HTF lines.

2.

Generators. The analysis shall include all generators with a Winter Capability equal to or greater than 10.0 MW. Multiple generators connected to a single bus with a total Winter Capability equal to or greater than 10.0 MW shall also be included.

3.

Transformers. All transformers connecting PTF and HTF transmission lines shall be included in the analysis.

D.

Determination of Rate Distribution

1.

General. Modeling of the transmission system shall be performed using a system simulation program and associated cases as approved by the PTO Administrative Committee (or such subcommittee as the PTO Administrative Committee shall designate for such purpose).

2.

Determination of Regional Flows. The change in real power flow (MW) over each transmission line and transformer shall be determined for each generator (or group of generators on a single bus) by determining the absolute value of the difference between the flows on each facility with the generator(s) modeled off and while operating at its net Winter Capability. In addition, a generator shall be simulated at each transmission line tie to the New England Control Area and changes in flow determined for this generator off or while generating at a level of 100 MW. Loads throughout the New England Control Area shall be proportionally scaled to account for differences in generator output and electrical losses. The changes in flow shall be multiplied by the length of each respective line. Changes in flow through transformers shall be multiplied by a factor of five.

Changes in flow through phase-shifting transformers shall be multiplied by a factor of ten. The resulting values represent the MW-miles associated with each facility.

3.

Determination of Transaction Flows

a.

Definition of Supply and Receipt Areas. For the purposes of these calculations, areas of supply and receipt shall be determined by the PTO Administrative Committee (or such subcommittee as the PTO Administrative Committee shall designate for such purpose). These areas shall be based on the system boundaries of each Local Network.

b.

Calculation of MW-Miles. The change in real power flow (MW) over each transmission line and transformer shall be determined for each combination of supply and receipt areas by determining the absolute value of the difference between the flows on each facility following a scaled increase of the supplying areas generation by 100 MW. Loads in the area of receipt shall be scaled to account for changes in generation and electrical losses. In instances where the areas of supply and/or receipt are outside the New England Control Area, the changes in real power flow will be determined only for facilities within the New England Control Area. The changes in flow shall then be multiplied by the length of each respective line. Changes in flow through transformers shall be multiplied by a factor of five. Changes in flow through phase-shifting transformers shall be multiplied by a factor of ten. The resulting values represent the MW-miles associated with each facility.

4.

Assignment of MW-Miles to Transmission Companies. Each Transmission Company shall have assigned to it the MW-miles associated with each PTF and HTF facility for which it has full ownership and for which there are no arrangements in effect by which other Transmission Companies support the facility. For facilities that are jointly owned and/or supported, each Transmission Company shall be assigned MW-miles in proportion to the percentage of its ownership of jointly-owned facilities and/or the percentage of its support for facilities that are jointly supported to the extent such support payments are included in the determination of Annual Transmission Revenue Requirements.

EXHIBIT B

Notice Addresses

Bangor Hydro-Electric Company

Bangor Hydro-Electric Company

33 State St. (P.O. Box 932)

Bangor, ME 04401 (04402-0932)

Attn: Corporate Secretary

Tel: 207-945-5621

Fax: 207-990-6963

legal@bhe.com

Town of Braintree Electric Light Department

William G. Bottiggi

General Manager

Braintree Electric Light Department

150 Potter Road

Braintree, MA 02184

Telephone: (781) 348-1010

Facsimile: (781) 348-1004

Kenneth E. Stone

Energy Services Manager

Braintree Electric Light Department

150 Potter Road

Braintree, MA 02184

Telephone: (781) 348-1031

Facsimile: (781) 348-1003

Boston Edison Company, Cambridge Electric Light Company, Canal Electric Company, and

Commonwealth Electric Company

Robert P. Clarks

Director, Transmission Business Strategy

NSTAR Electric & Gas Corporation

One NSTAR Way, SUM NE240

Westwood, MA 02090-9230

Telephone: (781) 441-8057

Facsimile: (781) 441-3193

Mary Grover

Assistant General Counsel

NSTAR Electric & Gas Corporation

800 Boylston Street, P 1700

Boston, MA 02199-8003

Telephone: (617) 424-2000

Facsimile: (617) 424-2733

Central Maine Power Company

R. Scott Mahoney

Vice President - Controller, Treasurer & Clerk

Central Maine Power Company

83 Edison Drive

Augusta, ME 04336

207-621-3955 (tel)

207-621-4714 (fax)

Hariph Smith

Director, Electric Transmission

Central Maine Power Company

83 Edison Drive Augusta, ME 04336

207-621-7800 (tel)

207-621-7869 (fax)

Central Vermont Public Service Corporation

Bruce W. Bentley

Central Vermont Public Service Corporation

77 Grove Street

Rutland, VT 05701

Telephone: (802) 747-5520

Facsimile: (802) 747-2187

Connecticut Municipal Electric Energy Cooperative

Brian E. Forshaw

Director of Energy Markets

Connecticut Municipal Electric Energy Cooperative

30 Stott Avenue

Norwich, CT 06360

Tel. (860) 889-4088

Fax (860)889-8158

Phillip L. Sussler, Esq.

General Counsel

Connecticut Municipal Electric Energy Cooperative

30 Stott Avenue

Norwich, CT 06360

Tel. (860) 889-4088

Fax (860)889-8158

The City of Holyoke Gas and Electric Department

James M. Lavelle

Manager

Holyoke Gas & Electric Department

99 Suffolk Street

Holyoke, MA 01040

Tel (413) 536-9311

Fax (413) 536-9315

Brian C. Beauregard

Superintendent - Electric Division

Holyoke Gas & Electric Department

99 Suffolk Street

Holyoke, MA 01040

Tel (413) 536-9352

Fax (413) 536-9353

Florida Power & Light Company - New England Division

W. C. Locke, Jr.

Manager, Transmission Services

Florida Power & Light Company

9250 W. Flagler St.

Miami, FL 33174

Mary A. Murphy

Senior Attorney

Florida Power & Light Company

801 Pennsylvania Ave., NW

Suite 220

Washington, DC 20004

mary_a_murphy@fpl.com

Green Mountain Power Corporation

Donald J. Rendall, Jr.

Vice President and General Counsel

Green Mountain Power Corporation

163 Acorn Lane

Colchester, VT 05446

Voice: (802) 655-8420

Fax: (802) 655-8419

Massachusetts Municipal Wholesale Electric Company

Director, Power Services Division

Massachusetts Municipal Wholesale Electric Company

Moody Street

P.O. Box 426

Ludlow, MA 01056

Telephone: (413) 589-0141

Facsimile: (413) 589-1585

Senior Project Manager, Transmission

Massachusetts Municipal Wholesale Electric Company

Moody Street

P.O. Box 426

Ludlow, MA 01056

Telephone: (413) 589-0141

Facsimile: (413) 589-1585

New England Power Company

Vice President, Transmission Regulation and Commercial

National Grid

25 Research Drive

Westborough, MA 01582

Telephone: (508) 389-2735

Facsimile: (508) 389-3129

Deputy General Counsel - New England Transmission

National Grid

25 Research Drive

Westborough, MA 01582

Telephone: (508) 389-3391

Facsimile: (508) 389-2463

New Hampshire Electric Cooperative, Inc.

VP, Power Resources and Access

New Hampshire Electric Cooperative, Inc.

79 Tenney Mountain Highway

Plymouth, NH 03264-3154

Phone: (603) 536-8655

Facsimile: (603) 536-8682

President/CEO

New Hampshire Electric Cooperative, Inc.

579 Tenney Mountain Highway

Plymouth, NH 03264-3154

Phone: (603) 536-8801

Facsimile: (603) 536-8682

Northeast Utilities Service Company as agent for: The Connecticut Light and Power Company, Western Massachusetts Electric Company, Holyoke Power and Electric Company; Holyoke Water Power Company; and Public Service Company of New Hampshire

Vice President, Secretary and General Counsel

Northeast Utilities Service Company

107 Selden Street

Berlin, CT 06037

David H. Boguslawski

Vice President-Transmission Strategy & Operations

Northeast Utilities Service Company

107 Selden Street

Berlin, CT 06037

Town of Norwood Municipal Light Department

Malcolm N. McDonald

Superintendent

Town Of Norwood Municipal Light Department

206 Central Street, Norwood, MA 02062

Phone: 781-984-1100

Fax: 781-769-0660

Town of Reading Municipal Light Department

General Manager

Reading Municipal Light Department

230 Ash Street

Reading, MA 01867

Phone 1-781-942-6415

Facsimile 1-781-942-2409

Energy Services Division – Manager

Reading Municipal Light Department

230 Ash Street

Reading, MA 01867

Phone 1-781-942-6415

Facsimile 1-781-942-2409

Taunton Municipal Lighting Plant

Joseph Blain

General Manager

P. O. Box 870 55

Weir Street

Taunton, MA 02780-0870

Phone: 508-824-5844

Facsimile: 508-823-6931

Kim Meulenaere

Sr. Resource Analyst

P. O. Box 870 55 Weir Street

Taunton, MA 02780-0870

Phone: 508-824-3178

Facsimile: 508-823-6931

kimmeulenaere@tmlp.com

The United Illuminating Company

Dennis E. Hrabchak

Vice President Corporate Affairs

The United Illuminating Co.

157 Church Street

P.O. Box 1564

New Haven, CT 06506-0901

Telephone: (203) 499-2963

Facsimile: (203) 499-3664

Robert Gagliardi

Senior Director Strategic Policy

The United Illuminating Co.

157 Church Street

P.O. Box 1564

New Haven, CT 06506-0901

Telephone: (203) 499-2398

Facsimile: (203) 499-3664

G. Philip Nowak

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Avenue, N.W.

Washington, D.C. 20036-1564

Telephone: (202) 887-4533

Facsimile: (202) 887-4288

Unitil Energy Systems, Inc. and Fitchburg Gas and Electric Light Company

Director of Regulatory Services

6 Liberty Lane

West, Hampton, NH 038422-1720

Telephone: (603) 772-0775

Facsimile: (603) 773-6586

Vermont Electric Cooperative, Inc.

David Haolquist

Chief Executive Officer

Vermont Electric Cooperative

42 Wescom Road

Johnson, VT 05656

Telephone: (802) 730-1138

Facsimile: (802) 635-7645

Kevin W. Perry

Manager, Power Supply and Rates

Vermont Electric Cooperative

42 Wescom Road Johnson, VT 05656

Telephone: (802) 730-1209

Facsimile: (802) 635-7645

Vermont Electric Power Company, Inc. and Vermont Transco LLC

Chief Financial Officer

Vermont Electric Power Company, Inc.

366 Pinnacle Ridge Road

Rutland, VT 05701

Tel: 802-770-6220

Fax: 802-770-6440

Vermont Public Power Supply Authority

General Manager

Vermont Public Power Supply Authority

5195 Waterbury-Stowe Road

Waterbury Center, Vermont 05677

Telephone: (802) 244-7678

Facsimile: (802) 244-6889

Chief Financial Officer

Vermont Public Power Supply Authority

5195 Waterbury-Stowe Road

Waterbury Center, Vermont 05677

Telephone: (802) 244-7678

Facsimile: (802) 244-6889